UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2018

SVMK Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38644	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition

On November 13, 2018, SVMK Inc. (“SurveyMonkey,” “we” or “us”) announced its financial results for the quarter ended September 30, 2018 by issuing a letter to its shareholders and a press release. A copy of the letter to our shareholders and the press release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 13, 2018, SurveyMonkey posted supplemental investor materials on its investor.surveymonkey.com website. SurveyMonkey intends to use its investor.surveymonkey.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

SurveyMonkey has and will continue to announce material information to the public through filings with the Securities and Exchange Commission, SurveyMonkey’s corporate website (www.surveymonkey.com), the investor relations page on its website (investor.surveymonkey.com), press releases, public conference calls and public webcasts. SurveyMonkey uses these channels, as well as social media, to communicate with investors and the public about the company, its offerings and other issues. It is possible that the information SurveyMonkey posts on social media could be deemed to be material information. Therefore, SurveyMonkey encourages investors, the media and others interested in the company to review the information it posts on the U.S. social media channels listed on the investor relations page on its website. Any updates to the list of disclosure channels through which SurveyMonkey will announce information will be posted on the investor relations page on its website.

The information furnished on this Current Report on Form 8-K, and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

The information in this current report on Form 8-K under Items 2.02 and 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

Expected Early Lock-Up Release Date

In connection with SurveyMonkey’s initial public offering of common stock (the “IPO”), all of its executive officers, directors and holders of its capital stock and securities convertible into or exchangeable for its capital stock as of the IPO entered into market standoff agreements with the Company and/or entered into lock-up agreements with the underwriters in the IPO that restrict their ability to sell or transfer their shares for a maximum period of 180 days following September 25, 2018, the date of effectiveness of the registration statement for the IPO. We refer to such period as the lock-up period.

In accordance with certain early-release provisions in the lock-up agreements with the underwriters, SurveyMonkey expects the lock-up period to end at the close of market on February 13, 2019.  SurveyMonkey will also release its market standoff agreements when the lock-up period expires and shares subject to the lock-up period may begin trading on February 14, 2019.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter to Shareholders dated November 13, 2018.
99.2	Press Release dated November 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVMK Inc.

Dated: November 13, 2018	By:	/S/ TIMOTHY J. MALY
TIMOTHY J. MALY Chief Financial Officer and Chief Operating Officer